UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2019

Energizer Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)

Missouri (State or Other Jurisdiction of Incorporation)	1-36837 (Commission File Number)	36-4802442 (IRS Employer Identification Number)
533 Maryville University Drive St. Louis, Missouri 63141 (Address of Principal Executive Offices, and Zip Code)
Registrant's Telephone Number, Including Area Code: (314) 985-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	ENR	New York Stock Exchange
7.50% Series A Mandatory Convertible Preferred Stock, par value $.01 per share	ENR PRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 7.01 Regulation FD Disclosure.
On July 29, 2019, Energizer Holdings, Inc. (the “Registrant”) announced that its Board of Directors declared a quarterly dividend of $0.30 per share on its Common Stock, payable on September 10, 2019 to all shareholders of record as of the close of business on August 20, 2019 in addition to a quarterly dividend of $1.875 per share of 7.50% Series A mandatory convertible preferred stock, payable on October 15, 2019 to all shareholders of record as of the close of business on October 1, 2019. A copy of the press release announcing the dividend declaration is attached hereto as Exhibit 99.1 and is incorporated by reference herein.
The information furnished pursuant to this Item 7.01, including the attached exhibit, shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of the Exchange Act, nor shall such information or exhibit be deemed incorporated by reference into any filing by the Registrant with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, the rules and regulations of the SEC thereunder, the Exchange Act, as amended, or the rules and regulations of the SEC thereunder, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description of Exhibit
99.1	Press Release, dated July 29, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGIZER HOLDINGS, INC.

By: /s/ Timothy W. Gorman
Timothy W. Gorman
Executive Vice President and Chief Financial Officer

Dated: July 29, 2019

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